Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER 2010 RESULTS
SEATTLE – May 6, 2010 – Digital entertainment services company RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the first quarter ended March 31, 2010.
Quarterly Highlights:
•	Revenue of $128.6 million

•	Net income attributable to common shareholders of $3.2 million or $0.05 per share

•	Adjusted EBITDA of $5.7 million

•	Cash and short term investments of $335.2 million as of March 31, 2010
“We made significant progress toward achieving our milestones to transform RealNetworks over the coming year into a growing and profitable company,” said Bob Kimball, president and acting CEO of RealNetworks. “While we are moving fast to transform the company, our plans to simplify, restructure and grow RealNetworks require substantial work, and it will take some time before we see the financial benefit of our efforts.”
First Quarter Results
For the first quarter of 2010, revenue declined 9% to $128.6 million compared with $140.8 million for the first quarter of 2009. Foreign currency exchange rate fluctuations positively affected 2010 first quarter revenue by approximately $3.4 million compared with the year-ago quarter. Excluding the effects of foreign exchange rate changes, revenue declined 11% year over year. Revenue trends in each of Real’s businesses in the first quarter of 2010 compared with the year-earlier quarter were: a 2% increase in Media Software and Services revenue to $20.7 million, a 4% decrease in Technology Products and Solutions revenue to $41.9 million, an 8% decrease in Games revenue to $30.2 million, and a 19% decrease in Music revenue to $35.7 million.
Net income attributable to common shareholders for the first quarter of 2010 was $3.2 million, or $0.05 per share, compared with net loss of $(12.1) million, or $(0.10) per share, in the first quarter of 2009. Net income for the first quarter of 2010 was significantly increased by a one-time $2.6 million tax benefit and a $10.9 million gain on the deconsolidation of the company’s Rhapsody joint venture, which was restructured on March 31, 2010. Net income for the first quarter of 2010 also included restructuring charges of $5.6 million for employee severance costs and asset impairments, while net loss in the year-ago quarter included restructuring charges of $800,000. Adjusted EBITDA for the first quarter of 2010 was $5.7 million, compared with $5.6 million for the first quarter of 2009. A reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA is provided in the financial tables that accompany this release.
As of March 31, 2010, Real had $335.2 million in unrestricted cash, cash equivalents and short-term investments compared with $384.9 million at December 31, 2009. In addition, Real had $64.4 million in restricted cash and equity investments, including an approximate 47.5% equity interest in the restructured Rhapsody, at March 31, 2010. Of the $49.7 million decrease in cash, cash equivalents and short-term investments from December 31, 2009, $44.2 million was related to non-strategic business activities we have exited, including $5.5 million for the payment of the RealDVD settlement and related legal costs and $38.7 million relating to Rhapsody. The $38.7 million consisted of $18.0 million to capitalize Rhapsody and to repurchase the international radio business from Rhapsody, $11.2 million for the payment of the fourth-quarter Rhapsody advertising payable to Viacom, and approximately $9.5 million for the payment of other Rhapsody payables, primarily royalties. The remaining $5.5 million decline in cash was primarily due to capital expenditures and ordinary course working capital changes. During the quarter, total liabilities declined by $41.8 million.
Gross margin in the first quarter was 62%, compared with 60% for the first quarter a year earlier. Income tax provision was a benefit of $3.6 million, which included the tax benefit from the Rhapsody deconsolidation, compared with a tax expense of $1.5 million in the year-earlier period. Interest income in the first quarter of 2010 was $380,000 compared with $1.2 million in the year-earlier period.
Rhapsody Restructuring
On March 31, 2010, the company completed the restructuring of Rhapsody. RealNetworks now owns approximately 47.5% of the equity in Rhapsody and no longer has operating control over Rhapsody. Because the restructuring was completed on the last day of the quarter, RealNetworks’ income and cash flow statements for the first quarter include results from Rhapsody’s operations, but the company’s first-quarter balance sheet reflects the deconsolidation, accounts for Rhapsody as an equity investment, and reflects the changes in certain assets and working capital items, including the final advertising payable to Viacom, due to the restructuring. Beginning with the second quarter of 2010, RealNetworks will not consolidate Rhapsody’s operating results in any of its financial statements, and will report its share of Rhapsody’s income or losses as “Gain or loss on equity-method investments” in “Other income.”
Business Outlook
For the second quarter of 2010, Real expects overall revenue from its TPS, MSS and Games businesses to decline slightly year-over-year and sequentially. Real expects adjusted EBITDA for the second quarter of 2010 to be negative, in part because shared costs formerly absorbed by the Music business have not yet been completely eliminated in the company’s corporate restructuring. Compared with the second quarter of 2009, the company expects revenue in MSS and Games to be flat and revenue in TPS to decline. Sequentially, the company expects revenue in MSS and TPS to decline slightly and revenue in Games to be flat.
“We expect the second quarter to be the low point in both revenue and adjusted EBITDA for 2010,” said Michael Eggers, chief financial officer of RealNetworks. “As the effects of our restructuring begin to take hold, we expect both top and bottom line operating financial improvement in the second half of the year.”
Approximately 25% of Real’s revenue is denominated in currencies other than the U.S. dollar, most notably the euro and Korean won. Real expects reported revenues in future periods to be affected by foreign currency trends.
The foregoing forward-looking statements reflect Real’s expectations as of May 6, 2010. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
Webcast and Conference Call Information
The company will host a Webcast conference call to review results and discuss the company’s operations for the first quarter at 5:00 p.m. ET on May 6, featuring audio. The Webcast will be available at: http://investor.realnetworks.com

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.
The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.
Conference Call Details
5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial in:
800-857-5305 Domestic
773-681-5857 International
Passcode: First Quarter Earnings
Leader: Bob Kimball
Telephonic replay will be available until 8:00 p.m. (Eastern), May 20, 2010.
Replay dial in:
800-964-4595 Domestic
402-998-1049 International
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
About RealNetworks
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and continues to offer pioneering products and services, including: RealPlayer®, the first mainstream media player to enable downloading, recording, editing and sharing of digital video; GameHouse®, one of the largest casual games services on the Internet; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://investor.realnetworks.com.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA and to adjusted EBITDA by reporting segment; GAAP cost of revenue to adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods.
The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the first quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue and adjusted EBITDA, financial improvement and the impact of foreign currency rates in future periods and plans to transform the Company as well as to realize future benefits from those plans. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: fluctuations in foreign currencies; risks associated with the ability of Real to realize financial benefits from the restructuring of Rhapsody; Real’s ability to realize operating efficiencies and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on Real’s business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; and changes in Real’s GAAP tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended
	March 31,
	2010	2009
	(in thousands, except per share data)
Net revenue	$128,600	$140,773

Cost of revenue	49,159	56,021

Gross profit	79,441	84,752

Operating expenses:
Research and development	34,675	28,559
Sales and marketing	37,827	43,685
Advertising with related party (A)	1,065	7,423
General and administrative	14,921	22,831
Restructuring and other charges	5,615	794

Total operating expenses	94,103	103,292

Operating loss	(14,662)	(18,540)

Other income (expenses):
Interest income, net	380	1,183
Equity in net loss of investments	—	(655)
Gain (loss) on sale of equity investments, net	—	137
Gain on deconsolidation of Rhapsody	10,929	—
Other income (expense), net	99	855

Total other income (expense), net	11,408	1,520

Loss before income taxes	(3,254)	(17,020)
Income tax benefit (expense)	3,572	(1,549)

Net income (loss)	318	(18,569)
Net loss attributable to the noncontrolling interest in Rhapsody(B)	2,910	6,433

Net income (loss) attributable to common shareholders	$3,228	$(12,136)

Basic net income (loss) per share available to common shareholders	$0.05	$(0.10)

Diluted net income (loss) per share available to common shareholders	$0.05	$(0.10)

Shares used to compute basic net income (loss) per share available to common shareholders	135,130	134,380
Shares used to compute diluted net income (loss) per share available to common shareholders	139,573	134,380

(A)	Consists of advertising purchased by Rhapsody from MTV Networks (MTVN). MTVN had a 49% ownership interest in Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

(B)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership share in the losses of Rhapsody prior to the restructuring transactions that occurred on March 31, 2010.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2010	2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$202,605	$277,030
Short-term investments	132,611	107,870
Trade accounts receivable, net	53,976	60,937
Related party receivable (A)	5,994	—
Deferred costs, current portion	4,038	5,192
Prepaid expenses and other current assets	30,239	30,624

Total current assets	429,463	481,653

Equipment, software, and leasehold improvements, at cost:
Equipment and software	139,743	151,951
Leasehold improvements	30,448	31,041

Total equipment, software, and leasehold improvements	170,191	182,992
Less accumulated depreciation and amortization	120,900	125,878

Net equipment, software, and leasehold improvements	49,291	57,114

Restricted cash equivalents and investments	13,700	13,700
Equity investments	50,689	19,553
Other assets	3,974	4,030
Deferred costs, non-current portion	11,064	10,182
Deferred tax assets, net, non-current portion	8,597	10,001
Other intangible assets, net	9,434	10,650

Total assets	$576,212	$606,883

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,671	$32,703
Accrued and other liabilities	102,049	124,934
Deferred revenue, current portion	23,184	31,374
Related party payable (B)	—	11,216
Accrued loss on excess office facilities, current portion	2,095	3,228

Total current liabilities	162,999	203,455

Deferred revenue, non-current portion	966	1,933
Deferred rent	4,380	4,464
Deferred tax liabilities, net, non-current portion	884	961
Other long-term liabilities	12,750	13,006

Total liabilities	181,979	223,819

Noncontrolling interest in Rhapsody (C)	—	7,253

Shareholders’ equity	394,233	375,811

Total liabilities and shareholders’ equity	$576,212	$606,883

(A)	Related party receivable reflects amounts receivable from Rhapsody, formed on March 31, 2010.

(B)	Related party payable reflects amounts owed to MTVN.

(C)	Noncontrolling interest in Rhapsody reflects MTVN’s 49% ownership interest in the net assets of Rhapsody at December 31, 2009. Due to the restructuring transactions which occurred on March 31, 2010, Rhapsody’s balance sheet is no longer included within RealNetworks consolidated financial statements.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Quarters Ended March 31,
	2010	2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$318	$(18,569)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	7,314	7,776
Stock-based compensation	3,921	5,222
Gain on disposal of equipment, software, and leasehold improvements	(2)	(33)
Equity in net loss of investments	—	655
Gain on sale of equity investment, net	—	(137)
Gain on deconsolidation of Rhapsody	(10,929)	—
Excess tax benefit from stock option exercises	(29)	(9)
Accrued restructuring and other charges	4,455	(2,951)
Deferred income taxes, net	(1,359)	(212)
Other	—	10
Net change in certain operating assets and liabilities, net of acquisitions and disposals	(36,145)	12,209

Net cash (used in) provided by operating activities	(32,456)	3,961

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(4,692)	(3,042)
Purchases of short-term investments	(26,613)	(52,415)
Proceeds from sales and maturities of short-term investments	1,872	25,396
Proceeds from the sales of equity investments	—	137
Purchases of equity investments	—	(2,000)
Payment of acquisition costs, net of cash acquired	—	(3,154)
Payment in connection with the restructuring of Rhapsody	(18,000)	—
Repayment of temporary funding on deconsolidation of Rhapsody	5,869	—
Decrease in restricted cash equivalents and investments, net	—	(25)

Net cash used in investing activities	(41,564)	(35,103)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	341	12
Payments received on MTVN note	1,213	7,667
Capital contribution to Rhapsody from MTVN	—	5,000
Excess tax benefit from stock option exercises	29	9

Net cash provided by financing activities	1,583	12,688

Effect of exchange rate changes on cash and cash equivalents	(1,988)	(2,805)

Net decrease in cash and cash equivalents	(74,425)	(21,259)

Cash and cash equivalents, beginning of period	277,030	232,968

Cash and cash equivalents, end of period	$202,605	$211,709

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
(Unaudited)

	2010	2009
	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$86,708	$91,233	$92,836	$89,517	$97,194
Technology products and solutions (B)	41,892	54,269	47,428	46,208	43,579

Total net revenue	$128,600	$145,502	$140,264	$135,725	$140,773

Consumer Products and Services:
Subscriptions (C)	$49,805	$50,492	$52,401	$54,446	$59,052
Media properties (D)	17,168	20,327	21,001	14,753	15,536
E-commerce and other (E)	19,735	20,414	19,434	20,318	22,606

Total consumer products and services revenue	$86,708	$91,233	$92,836	$89,517	$97,194

Consumer Products and Services:
Music (F)	$35,733	$37,598	$38,765	$40,452	$44,053
Media software and services (G)	20,739	22,899	24,580	19,291	20,318
Games (H)	30,236	30,736	29,491	29,774	32,823

Total consumer products and services revenue	$86,708	$91,233	$92,836	$89,517	$97,194

Net Revenue by Geography:
United States	$84,550	$91,175	$95,758	$90,685	$96,666
Rest of world	44,050	54,327	44,506	45,040	44,107

Total net revenue	$128,600	$145,502	$140,264	$135,725	$140,773

Subscribers (presented as greater than) *:
Total subscribers (I)	39,250	40,250	38,950	37,700	36,450
Technology products and solutions application services subscribers (J)	37,950	38,850	37,500	36,300	33,850
Music subscribers:
Consumer music subscribers:
Rhapsody subscribers	650	675	700	750	800
Radio subscribers	75	75	75	75	1,200

Total consumer music subscribers	725	750	775	825	2,000
Technology products and solutions application services music subscribers (K)	1,300	1,150	1,075	975	900

Total Music Subscribers**	2,025	1,900	1,850	1,800	2,900

*	Total music subscribers includes subscribers from our technology products and SaaS services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solutions application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and FunPass.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	The Music segment primarily includes revenue and related costs from: Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(G)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(H)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, and GamePass.

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Technology products and solutions application services music subscribers include music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
	(in thousands)
Net income (loss) attributable to common shareholders	$3,228	$(17,819)	$1,520	$(188,329)	$(12,136)
Interest income, net	(380)	(779)	(1,253)	(754)	(1,183)
Stock-based compensation	3,921	5,915	4,727	5,596	5,222
Loss (gain) on sale of equity investments, net	—	121	(604)	(68)	(137)
Impairment of equity investments	—	5,020	—	—	—
Gain on deconsolidation of Rhapsody	(10,929)	—	—	—	—
Conversion of WiderThan stock options to a cash equivalent	—	—	1	3	17
Depreciation and amortization (net of noncontrolling interest effect)	6,005	6,355	5,432	5,815	5,726
Acquisitions related intangible asset amortization (net of noncontrolling interest effect)	1,239	1,797	1,784	1,649	1,768
Impairment of goodwill and long-lived assets	—	—	—	175,583	—
Restructuring and other charges	5,615	2,346	877	—	794
Pro forma gain on sale of interest in Rhapsody	598	5,577	3,839	3,444	4,010
Income taxes	(3,572)	(124)	686	1,210	1,549

Adjusted EBITDA	$5,725	$8,409	$17,009	$4,149	$5,630

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended March 31, 2010
	Music (A)	MSS (B)	Games (C)	TPS (D)	Other	Grand Total
	(in thousands)
Net revenue	$35,733	$20,739	$30,236	$41,892	$—	$128,600

Cost of revenue	21,930	2,764	7,812	16,653	—	49,159

Gross profit	13,803	17,975	22,424	25,239	—	79,441

Gross margin	39%	87%	74%	60%	—	62%

Operating expenses:
Advertising with related party	1,065	—	—	—	—	1,065
Restructuring and other charges	—	—	—	—	5,615	5,615
Other operating expenses	18,608	14,364	27,793	26,620	38	87,423

Total operating expenses	19,673	14,364	27,793	26,620	5,653	94,103

Income (loss) from operations	(5,870)	3,611	(5,369)	(1,381)	(5,653)	(14,662)

Other income (expenses):
Interest income, net	—	—	—	—	380	380
Equity in net loss of investments	—	—	—	—	—	—
Gain on deconsolidation of Rhapsody	10,929	—	—	—	—	10,929
Other income (expenses), net	—	—	—	—	99	99

Total other income (expenses), net	10,929	—	—	—	479	11,408

Income (loss) before income taxes	5,059	3,611	(5,369)	(1,381)	(5,174)	(3,254)
Income taxes	—	—	—	—	3,572	3,572

Net income (loss)	5,059	3,611	(5,369)	(1,381)	(1,602)	318
Net income (loss) attributable to noncontrolling interest in Rhapsody	2,910	—	—	—	—	2,910

Net income (loss) attributable to common shareholders	$7,969	$3,611	$(5,369)	$(1,381)	$(1,602)	$3,228

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$7,969	$3,611	$(5,369)	$(1,381)	$(1,602)	$3,228
Income taxes	—	—	—	—	(3,572)	(3,572)
Interest income, net	—	—	—	—	(380)	(380)
Stock-based compensation	522	556	1,100	1,743	—	3,921
Conversion of WiderThan stock options to a cash equivalent	—	—	—	—	—	—
Acquisitions related intangible asset amortization (E)	58	25	60	1,096	—	1,239
Pro forma gain on sale of interest in Rhapsody	598	—	—	—	—	598
Gain on deconsolidation of Rhapsody	(10,929)	—	—	—	—	(10,929)
Restructuring and other charges	—	—	—	—	5,615	5,615
Depreciation and amortization (E)	943	492	2,139	2,431	—	6,005

Adjusted EBITDA	$(839)	$4,684	$(2,070)	$3,889	$61	$5,725

	Quarter Ended March 31, 2009
	Music (A)	MSS (B)	Games (C)	TPS (D)	Other	Grand Total
	(in thousands)
Net revenue	$44,053	$20,318	$32,823	$43,579	$—	$140,773

Cost of revenue	27,300	3,707	8,564	16,450	—	56,021

Gross profit	16,753	16,611	24,259	27,129	—	84,752

Gross margin	38%	82%	74%	62%	—	60%

Operating expenses:
Advertising with related party	7,423	—	—	—	—	7,423
Restructuring and other charges	—	—	—	—	794	794
Other operating expenses	22,093	19,882	26,846	26,216	38	95,075

Total operating expenses	29,516	19,882	26,846	26,216	832	103,292

Income (loss) from operations	(12,763)	(3,271)	(2,587)	913	(832)	(18,540)

Other income (expenses):
Interest income, net	—	—	—	—	1,183	1,183
Equity in net loss of investments	—	—	—	—	(655)	(655)
Loss on sale of equity investments, net	—	—	—	—	137	137
Other income (expenses), net	—	—	—	—	855	855

Total other income (expenses), net	—	—	—	—	1,520	1,520

Income (loss) before income taxes	(12,763)	(3,271)	(2,587)	913	688	(17,020)
Income taxes	—	—	—	—	(1,549)	(1,549)

Net income (loss)	(12,763)	(3,271)	(2,587)	913	(861)	(18,569)
Net income (loss) attributable to noncontrolling interest in Rhapsody	6,433	—	—	—	—	6,433

Net income (loss) attributable to common shareholders	$(6,330)	$(3,271)	$(2,587)	$913	$(861)	$(12,136)

Reconciliation of segment GAAP net income (loss) attributable to common shareholders to segment adjusted EBITDA is as follows:

Net income (loss) attributable to common shareholders	$(6,330)	$(3,271)	$(2,587)	$913	$(861)	$(12,136)
Income taxes	—	—	—	—	1,549	1,549
Interest income, net	—	—	—	—	(1,183)	(1,183)
Stock-based compensation	865	698	1,397	2,262	—	5,222
Conversion of WiderThan stock options to a cash equivalent	—	—	—	17	—	17
Acquisitions related intangible asset amortization (E)	278	—	144	1,346	—	1,768
Pro forma gain on sale of interest in Rhapsody	4,010	—	—	—	—	4,010
Loss on sale of equity investments, net	—	—	—	—	(137)	(137)
Restructuring and other charges	—	—	—	—	794	794
Depreciation and amortization (F)	1,102	819	951	2,854	—	5,726

Adjusted EBITDA	$(75)	$(1,754)	$(95)	$7,392	$162	$5,630

Note:	Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Media Software and Services (MSS) segment primarily includes revenue and related costs from: the SuperPass premium subscription service; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music and Games businesses.

(C)	The Games segment primarily includes revenue and related costs from: the sale of individual games on our websites RealArcade.com, GameHouse.com and Zylom.com; the sales of games subscription services; advertising through our games websites; the sale of games through the syndication on partner sites, and sales of games through wireless carriers.

(D)	The Technology Products and Solutions (TPS) segment includes revenue and related costs from: sales of ringback tones, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(E)	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended March 31, 2010
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted
	As	Stock-Based	Asset	to a Cash
	Reported	Compensation	Amortization (A)	Equivalent	Adjusted
			(in thousands)
Cost of revenue	$49,159	$(231)	$(520)	$—	$48,408

Operating expenses:
Research and development	$34,675	$(1,597)	$—	$—	$33,078
Sales and marketing	37,827	(996)	(719)	—	36,112
General and administrative	14,921	(1,097)	—	—	13,824

Adjusted operating expenses, net	$87,423	$(3,690)	$(719)	$—	$83,014

	Quarter Ended March 31, 2009
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted
	As	Stock-Based	Asset	to a Cash
	Reported	Compensation	Amortization(A)	Equivalent	Adjusted
	(in thousands)
Cost of revenue	$56,021	$(630)	$(546)	$(1)	$54,844

Operating expenses:
Research and development	$28,559	$(1,824)	$—	$(5)	$26,730
Sales and marketing	43,685	(1,066)	(1,222)	(11)	41,386
General and administrative	22,831	(1,702)	—	—	21,129

Adjusted operating expenses, net	$95,075	$(4,592)	$(1,222)	$(16)	$89,245

(A)	-	Net of noncontrolling interest effect.

RealNetworks, Inc. and Subsidiaries
Earnings Per Share Reconciliation
(Unaudited)

	Quarters Ended
	March 31,
	2010	2009
	(in thousands, except per share data)
Net income (loss) attributable to common shareholders	$3,228	$(12,136)
Less accretion of MTVN’s preferred return in Rhapsody	3,700	(1,434)

Net income (loss) available to common shareholders	$6,928	$(13,570)

Shares used to compute basic net income (loss) per share available to common shareholders	135,130	134,380
Dilutive potential common shares:
Stock options and restricted stock	4,443	—

Shares used to compute diluted net income (loss) per share available to common shareholders	139,573	134,380

Basic net income (loss) per share available to common shareholders	$0.05	$(0.10)
Diluted net income (loss) per share available to common shareholders	$0.05	$(0.10)